Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

The following is a list of subsidiaries of Abbott Laboratories.  Abbott Laboratories is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories’ subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation

Abbott Administration Inc.	Delaware

Abbott Biologicals, LLC	Delaware

Abbott Bioresearch Center, Inc.	Delaware

Abbott Biotech Ventures Inc.	Delaware

Abbott Biotherapeutics Corp.	Delaware

Abbott Cardiovascular Inc.	Delaware

Abbott Cardiovascular Systems Inc.	California

Abbott Delaware Inc.	Delaware

Abbott Diabetes Care Inc.	Delaware

Abbott Diabetes Care Sales Corporation	Delaware

Abbott Endocrine Inc.	Delaware

Abbott Endocrinology Inc.	Delaware

Abbott Equity Investments LLC	Delaware

Abbott Exchange Inc.	Delaware

Abbott Health Products, Inc.	Delaware

Abbott Home Infusion Services of New York, Inc.	New York

Abbott International LLC	Delaware

Abbott Investments Holdings Corporation	Delaware

Abbott Laboratories Inc.	Delaware

Abbott Laboratories International Co.	Illinois

Abbott Laboratories Pacific Ltd.	Illinois

Abbott Laboratories Purchasing Company, LLC	Delaware

Abbott Laboratories Residential Development Fund, Inc.	Illinois

Abbott Laboratories Services Corp.	Illinois

Abbott Management Corporation	Delaware

Abbott Medical Optics Inc.	Delaware

Abbott Mexico LLC	Delaware

Abbott Molecular Inc.	Delaware

Abbott Nutrition Manufacturing Inc.	Delaware

Abbott Personnel Inc.	Delaware

Abbott Pharmaceutical Corporation	Delaware

Abbott Point of Care Inc.	Delaware

Abbott Products Operations, LLC	Delaware

Abbott Products US Holdings, Inc.	Delaware

Abbott Products, Inc.	Georgia

Abbott Resources Inc.	Delaware

Abbott Resources International Inc.	Delaware

Abbott Respiratory LLC	Delaware

Abbott Universal Ltd.	Delaware

Abbott Vascular Inc.	Delaware

Abbott Vascular Solutions Inc.	Indiana

Abbott Ventures Inc.	Delaware

Aeropharm Technology, LLC	Delaware

AMO Development, LLC	Delaware

AMO Holdings, Inc.	Delaware

AMO Manufacturing USA, LLC	Delaware

AMO Nominee Holdings, LLC	Delaware

AMO Sales and Service, Inc.	Delaware

AMO Spain Holdings, LLC	Delaware

AMO U.K. Holdings, LLC	Delaware

AMO US Holdings, Inc.	Delaware

AMO USA Sales Holdings, Inc.	Delaware

AMO USA, LLC	Delaware

AMO WaveFront Sciences, LLC	Delaware

Aspen Acquisition I, Inc.	Delaware

AVI Corp.	Delaware

Bioabsorbable Vascular Solutions, Inc.	Delaware

BioDisplay Technologies, Inc.	Illinois

CG Nutritionals, Inc.	Delaware

CMM Transportation, Inc.	Delaware

CynoGen Inc.	Delaware

Evalve International, Inc.	Delaware

Evalve, Inc.	Delaware

Fournier Pharma Corp.	Delaware

Fremont Holding L.L.C.	Delaware

Fremont Management, Inc.	Delaware

Ibis Biosciences, Inc.	Delaware

IEP Pharmaceutical Devices, LLC	Delaware

IMTC Technologies, Inc.	Delaware

Innogenetics Inc.	Georgia

Integrated Surgical Solutions, LLC	Delaware

Integrated Vascular Systems, Inc.	Delaware

Knoll Pharmaceutical Company	New Jersey

Kos Pharmaceuticals, Inc.	Delaware

Murex Diagnostics, Inc.	Delaware

Natural Supplement Association, Incorporated	Colorado

North Shore Properties, Inc.	Delaware

Organics L.L.C.	Delaware

PDD II, LLC	Delaware

PDD, LLC	Delaware

Quest Vision Technology, Inc.	California

Rowell Laboratories, Inc.	Minnesota

S & G Nutritionals, Inc.	Delaware

Solartek Products, Inc.	Delaware

Starlims Corporation	Florida

Swan-Meyers, Incorporated	Indiana

Tobal Products Incorporated	Illinois

Unimed Pharmaceuticals, LLC	Delaware

Visiogen, Inc.	Delaware

Woodside Biomedical, Inc.	Delaware

X Technologies Inc.	Delaware

ZonePerfect Nutrition Company	Delaware

Foreign Subsidiaries	Incorporation

Abbott Products Algerie EURL	Algeria

Abbott Laboratories Argentina Sociedad Anonima	Argentina

Murex Argentina S.A.	Argentina	(65)%

AMO Australia Pty Limited	Australia

Abbott Australasia Pty Ltd	Australia

Abbott Products Pty Ltd	Australia

Abbott Products GmbH	Austria

Abbott Gesellschaft m.b.H.	Austria

Abbott Bahamas Overseas Businesses Corporation	Bahamas

Abbott Hospitals Limited	Bahamas

Abbott Laboratories (Bangladesh) Limited	Bangladesh

Murex Diagnostics International Inc.	Barbados

Abbott Belgian Investments SPRL	Belgium

Abbott Belgian Pension Fund A.S.B.L.	Belgium

Abbott S.A.	Belgium

Abbott Vascular International BVBA	Belgium

Abbott Biotechnology Ltd.	Bermuda

Abbott Diagnostics International, Ltd.	Bermuda

Abbott Ireland	Bermuda

Abbott Pharmaceuticals PR Ltd.	Bermuda

Abbott Strategic Opportunities Limited	Bermuda

Abbott društvo sa ogranicenom odgovornošcu za trgovinu i usluge	Bosnia

Abbott Laboratorios do Brasil Ltda.	Brazil

Abbott Products EOOD	Bulgaria

Abbott (Cambodia) LLC	Cambodia

Abbott International Corporation	Canada

Abbott Laboratories, Limited/Laboratoires Abbott, Limitee	Canada

Abbott Point of Care Canada Limited	Canada

Abbott Products Inc.	Canada

Experimental & Applied Sciences Canada Inc.	Canada

Fournier Pharma, Inc.	Canada

Starlims Canada, Inc.	Canada

Unimed Canada, Inc.	Canada

AMO Canada Company	Canada

AMO Global Holdings	Cayman Islands, B.W.I.

AMO Ireland	Cayman Islands, B.W.I.

AMO Puerto Rico Manufacturing, Inc.	Cayman Islands, B.W.I.

VISX	Cayman Islands, B.W.I.

Abbott Laboratories de Chile Limitada	Chile

Abbott Laboratories de Colombia, S.A.	Colombia

Abbott Healthcare Costa Rica, S.A.	Costa Rica

Abbott Vascular Limitada	Costa Rica

Abbott Laboratories d.o.o	Croatia

Abbott Products d.o.o. for Services	Croatia

Abbott Overseas Subsidiary Holding (Cyprus) Limited	Cyprus

Abbott Laboratories, s.r.o.	Czech Republic

Abbott Products ApS	Denmark

AMO Denmark ApS	Denmark

Abbott Laboratories A/S	Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador

Abbott Healthcare LLC	Egypt

Abbott Limited Egypt LLC	Egypt

Abbott Products Egypt LLC	Egypt

Abbott Products Limited	Egypt

Abbott, S.A. de C.V.	El Salvador

Abbott Products Oy	Finland

Abbott Oy	Finland

Abbott France Instruments S.A.S.	France

Abbott France S.A.S.	France

AMO France S.A.S.	France

Laboratories Fournier SA	France

Fournier Industrie et Sante SAS	France

Abbott Products SAS	France

Vivasol SNC	France

Abbott Healthcare SAS	France

Abbott Arzneimittel GmbH	Germany

Abbott Biotechnology Deutschland GmbH	Germany

Abbott Deutschland GmbH	Germany

Abbott Diagnostics GmbH	Germany

Abbott GmbH & Co. KG	Germany

Abbott Holding GmbH	Germany

Abbott Management GmbH	Germany

Abbott Products GmbH	Germany

Abbott Vascular Deutschland GmbH	Germany

Abbott Vascular Instruments Deutschland GmbH	Germany

Abbott Asia (Gibraltar) Limited	Gibraltar

Abbott Asia Subsidiary (Gibraltar) Limited	Gibraltar

Abbott Holding (Gibraltar) Limited	Gibraltar

Abbott Holding Subsidiary (Gibraltar) Limited	Gibraltar

Abbott Laboratories (Hellas) S.A.	Greece

Abbott Grenada Limited	Grenada

Abbott Laboratorios, S.A.	Guatemala

AMO Germany GmbH	Hamburg, Germany

AMO Asia Limited	Hong Kong

Abbott Laboratories Limited	Hong Kong

Starlims Asia Pacific Limited	Hong Kong

Abbott Laboratories (Hungary) Health Products and Medical Equipment Trading and Servicing Limited Liability Company	Hungary

Abbott Products KFT	Hungary

Abbott Healthcare Private Limited	India

Abbott India Limited	India

Abbott Medical Optics Private Limited	India

Abbott Truecare Pharma Private Limited	India

Abind Healthcare Pvt. Ltd.	India

PT. Abbott Indonesia	Indonesia	(99)%

PT. Abbott Products Indonesia	Indonesia

AMO International Holdings	Ireland

AMO Ireland Export Ltd.	Ireland

AMO Ireland Finance	Ireland

AMO Regional Holdings	Ireland

Abbott Laboratories Vascular Enterprises Limited	Ireland

Abbott Laboratories, Ireland, Limited	Ireland

Abbott Mature Products International Limited	Ireland

Abbott Mature Products Management Limited	Ireland

Abbott Nutrition Limited	Ireland

Abbott Products	Ireland

Abbott Vascular Devices Ireland Limited	Ireland

Allergan Trading International Limited	Ireland

BiodivYsio Limited	Ireland

Fournier Laboratories Ireland Ltd	Ireland

Salviac Limited	Ireland

L.I.M.S. Management Systems	Israel

STARLIMS Technologies Ltd.	Israel

Scorpio Designated Corporation Ltd.	Israel

L.I.M.S. Holding 2000 Ltd.	Israel

Abbott Medical Laboratories Ltd.	Israel

Abbott AVI s.r.l.	Italy

Abbott S.r.l.	Italy

Abbott Vascular Knoll-Ravizza S.p.A	Italy

Abbott Products S.p.A	Italy

Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy

AMO Italy	Italy

Abbott West Indies Limited	Jamaica	(51)%

AMO Japan K.K.	Japan

Abbott Japan Co., Ltd.	Japan

Abbott Korea Limited	Korea, South

Abbott Laboratories Baltics	Latvia

Abbott Middle East S.A.R.L.	Lebanon

UAB “Abbott Laboratories”	Lithuania

Abbott Asia (Gibraltar) Limited Luxembourg S.C.S.	Luxembourg

Abbott Healthcare Luxembourg S.ar.l.	Luxembourg

Abbott International Luxembourg S.a.r.l.	Luxembourg

Abbott Investments Luxembourg S.à.r.l.	Luxembourg

Abbott Overseas Luxembourg S.a.r.l.	Luxembourg

Abbott Products Luxembourg S.a.r.l.	Luxembourg

Abbott Holding Subsidiary (Gibraltar) Limited Luxembourg S.C.	Luxembourg

Abbott Subsidiary (Gibraltar) Limited Luxembourg S.C.S.	Luxembourg

Abbott South Africa Luxembourg S.a.r.l.	Luxembourg

Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia

AMO Malta	Malta

Abbott Laboratories de México, S.A. de C.V	Mexico

Abbott Laboratories (Mozambique), Limitada	Mozambique

AMO Groningen	Netherlands

Abbott B.V.	Netherlands

Abbott Biotechnology Netherlands B.V.	Netherlands

Abbott Healthcare B.V.	Netherlands

Abbott Holdings B.V.	Netherlands

Abbott Knoll Investments B.V.	Netherlands

Abbott Laboratories B.V.	Netherlands

Abbott Logistics B.V.	Netherlands

Abbott Nederland C.V.	Netherlands

Abbott PR Holdings B.V.	Netherlands

Abbott Products B.V.	Netherlands

Abbott Research B.V.	Netherlands

Abbott Vascular Devices Holland B.V.	Netherlands

EAS International B.V.	Netherlands

IMTC Finance B.V.	Netherlands

IMTC Holdings B.V.	Netherlands

STARLIMS Netherlands B.V.	Netherlands

Abbott Laboratories NZ Limited	New Zealand

Abbott Medical Optics Norway AS	Norway

Abbott Products AS	Norway

Abbott Norge AS	Norway

Abbott Products Canada Inc.	Ontario, Canada

Abbott Laboratories (Pakistan) Limited	Pakistan

Abbott Laboratories, C.A.	Panama

Abbott Overseas, S.A.	Panama

AMO (Hangzhou) Co., Ltd.	People’s Republic of China

AMO (Shanghai) Medical Devices Trading Co., Ltd.	People’s Republic of China

Abbott (Guangzhou) Nutritionals Co., Ltd.	People’s Republic of China

Abbott (Jiaxing) Nutrition Co. Ltd.	People’s Republic of China

Abbott Laboratories Trading (Shanghai) Co., Ltd.	People’s Republic of China

Abbott Medical Devices Trading (Shanghai) Co., Ltd.	People’s Republic of China

Shanghai Abbott Pharmaceutical Co., Ltd.	People’s Republic of China	(75)%

Abbott Laboratorios S.A.	Peru

Abbott Laboratories (Philippines)	Philippines

Union-Madison Realty Company, Inc.	Philippines	(40)%

Abbott Products (Philippines) Inc.	Philippines

Abbott Laboratories Poland Sp z.o.o.	Poland

Abbott Products Sp. z o.o.	Poland

Fournier Polska Sp. z.o.o.	Poland

Abbott Laboratorios, Limitada	Portugal

Abbottfarma - Promocao de Produtos Farmaceuticos, Lda	Portugal

MediSense - Promocao de Produtos Farmaceuticos, Lda	Portugal

Premier - Promocao de Produtos Farmaceuticos, Lda	Portugal

Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico

Knoll LLC	Puerto Rico

Abbott Products Romania S.R.L.	Romania

Limited liability company “Abbott Laboratories”	Russia

Abbott Products Limited Liability Company	Russia

AMO Singapore Pte. Limited	Singapore

Abbott Laboratories (Singapore) Private Limited	Singapore

Abbott Manufacturing Singapore Private Limited	Singapore

Starlims (SEA) PTE. LTD.	Singapore

Abbott Laboratories Slovakia s.r.o.	Slovakia

Abbott Laboratories druzba za farmacijo in diagnostiko d.o.o.	Slovenia

Abbott Laboratories Diagnostics South Africa	South Africa

Abbott Laboratories South Africa (Pty) Ltd.	South Africa

Experimental & Applied Sciences Africa (Proprietary) Limited	South Africa

Knoll Pharmaceuticals South Africa (Proprietary) Limited	South Africa

Murex Biotech South Africa	South Africa

Abbott Medical Optics Spain, S.L.	Spain

STARLIMS Ibérica, S.A.	Spain

AMO Manufacturing Spain, S.L.	Spain

Abbott Cientifica, S.A.	Spain

Abbott Laboratories, S.A.	Spain

Bioresearch Espana, S.A.	Spain

Abbott Products AB	Sweden

Abbott Medical Optics Norden AB	Sweden

Abbott Scandinavia AB	Sweden

Advanced Medical Optics Uppsala AB	Sweden

AMO Switzerland GmbH	Switzerland

Abbott AG	Switzerland

Abbott Finance Company SA	Switzerland

Abbott Laboratories SA	Switzerland

Abbott Products Operations AG	Switzerland

Abbott Service AG	Switzerland

Knoll Bioresearch AG	Switzerland

Abbott Fund Tanzania Limited	Tanzania

Abbott Laboratories Tanzania Limited	Tanzania

Abbott Laboratories Ltd.	Thailand

Abbott Laboratuarlari Ithalat Ihracat Ve Ticaret Limited Sirketi	Turkey

Limited Liability Company “ Abbott Ukraine”	Ukraine

Abbott Healthcare Products	United kingdom

British Colloids	United kingdom

Mansbridge Pharmaceuticals	United kingdom

AMO United Kingdom Limited	United Kingdom

Abbott (UK) Finance Limited	United Kingdom

Abbott (UK) Holdings Limited	United Kingdom

Abbott Asia Holdings Limited	United Kingdom

Abbott Asia Investments Limited	United Kingdom

Abbott Australasia Holdings Limited	United Kingdom

Abbott Capital India Limited	United Kingdom

Abbott Diabetes Care Limited	United Kingdom

Abbott Equity Holdings Unlimited	United Kingdom

Abbott Iberian Investments (2) Limited	United Kingdom

Abbott Iberian Investments Limited	United Kingdom

Abbott Investments Limited	United Kingdom

Abbott Knoll Investments B.V.	United Kingdom

Abbott Laboratories Limited	United Kingdom

Abbott Laboratories Trustee Company Limited	United Kingdom

Abbott Vascular Devices (2) Limited	United Kingdom

Abbott Vascular Devices Limited	United Kingdom

Experimental and Applied Sciences UK Limited	United Kingdom

Fournier Pharmaceuticals Ltd.	United Kingdom

IMTC Holdings (U.K.) Limited	United Kingdom

Knoll (UK) Investments Unlimited	United Kingdom

Murex Biotech (UK) Limited	United Kingdom

Murex Biotech Limited	United Kingdom

Starlims Europe Limited	United Kingdom

Abbott Laboratories Uruguay S.A.	Uruguay

Lirdow S.A	Uruguay

Abbott Laboratories C.A. .	Venezuela

Abbott Trading Company, Inc.	Virgin Islands